EXHIBIT 99.1

Cleco Corporation announces 2014 second-quarter operational earnings of $0.57 per diluted share

•	Second quarter revenues up due to growth in wholesale business

•	Achieves four-year extension on Formula Rate Plan (FRP)

◦	Reduces retail Return on Equity (ROE) to 10 percent compared to recently earned retail ROE of an estimated 11.1 percent

◦	Provides a one-time refund and ongoing rate reduction for retail customers

◦	Provides clarity in direct allocation of assets related to long-term wholesale contracts

◦	Refund reduces second quarter earnings by $0.22 per diluted share

•	Confirms 2014 operational earnings guidance of $2.65 to $2.75 per diluted share and discusses impact of recent FRP outcome on future year results

PINEVILLE, La., July 30, 2014 - Cleco Corporation (NYSE: CNL) posted 2014 second quarter earnings of $36.6 million, or $0.60 per diluted share, down from $42.0 million, or $0.69 per diluted share recorded in the second quarter of 2013. Operational earnings of $34.8 million, or $0.57 per diluted share in the 2014 second quarter, were down from $37.7 million, or $0.62 per diluted share recorded in the second quarter of 2013. The lower year-over-year results reflect a $0.22 per share charge in the 2014 second quarter related to the one-time $22.3 million customer refund established with the company’s recently approved FRP extension. Excluding the refund, operational earnings would have been $0.79 per diluted share.

“During the second quarter, growth in our wholesale business drove higher revenues,” said Bruce Williamson, chairman, president and CEO of Cleco Corporation. “With that said, our earnings this quarter contain the full effect of the one-time refund to customers as we transition from our former rate plan to our recently approved FRP extension. Excluding this one-time adjustment to earnings, we produced a strong quarter in line with current year expectations.

“Overall, we view the outcome of Cleco Power’s rate plan extension as a balanced result for shareholders and customers, providing a clear path for the rate treatment of our wholesale business while significantly reducing rates for our retail customers,” said Williamson.

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Cleco Corporation

Earnings Outlook
Cleco today confirmed its 2014 consolidated operational earnings guidance range of $2.65 to $2.75 per diluted share. Factors that could impact the 2014 earnings guidance range include tax negotiations regarding historical tax items and summer weather. The 2014 earnings guidance is based on normal weather for the year, is generally consistent with the previous rate plan, and excludes adjustments related to life insurance policies and the Acadia indemnifications. The effective tax rate assumed in the 2014 guidance is approximately 34 percent.

Cleco plans to issue 2015 consolidated operational earnings guidance and disclose capital expenditures in the fourth quarter of 2014. The company noted that effective July 1, 2014, its retail target ROE was reduced from 10.7 percent to 10 percent. When compared to the recently earned retail ROE of an estimated 11.1 percent, the new rate plan will likely reduce Cleco Power's annual earnings potential by up to $0.25 per share based on the retail jurisdictional rate base. The company also noted that, compared to 2014, it does not currently expect its overall rate base to be materially different in 2015.

Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures

	Diluted Earnings Per Share
	For the three months ended June 30		For the six months ended June 30
Subsidiary	2014	2013	2014	2013
Cleco Power LLC	$0.53	$0.57	$0.97	$1.03
Corporate and Other	0.04	0.05	0.03	0.03
Operational diluted earnings per share (Non-GAAP)	0.57	0.62	1.00	1.06
Adjustments[1]	0.03	0.07	0.03	0.08
Diluted earnings per share applicable to common stock	$0.60	$0.69	$1.03	$1.14

1 Refer to “Operational Earnings Adjustments” in this news release

Quarter-Over-Quarter Operational Diluted Earnings Per Share Reconciliation:

$0.62	2013 second-quarter operational diluted earnings per share

0.24	Non-fuel revenue
(0.22)	Rate refund accrual
(0.08)	Other expenses, net
0.03	AFUDC (allowance for funds used during construction)
(0.01)	Income taxes
$(0.04)	Cleco Power results

(0.01)	Corporate and Other results

$0.57	2014 second-quarter operational diluted earnings per share

0.03	Adjustments[1]

$0.60	2014 second-quarter reported GAAP diluted earnings per share

1Refer to “Operational Earnings Adjustments” in this news release

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Cleco Corporation

Cleco Power

•
Non-fuel revenue increased earnings by $0.24 per share compared to the second quarter of 2013 primarily due to $0.18 per share from higher sales to a new wholesale customer and the absence of customer refunds for construction financing costs related to Madison Unit 3. Also contributing to this increase was $0.06 per share from adjustments to Cleco Power’s formula rate plan.

•
Rate refund accrual decreased earnings by $0.22 per share compared to the second quarter of 2013 primarily due to provisions for estimated accruals as a result of the formula rate plan extension approved in June 2014.

•
Other expenses, net, decreased earnings by $0.08 per share compared to the second quarter of 2013 primarily due to $0.04 per share of higher depreciation and amortization expense, $0.03 of higher maintenance expense largely related to the transfer of Coughlin to Cleco Power, and $0.02 per share of higher taxes other than income taxes, partially offset by $0.01 per share for other miscellaneous expenses.

•
AFUDC increased earnings by $0.03 per share compared to the second quarter of 2013 primarily due to accruals related to the Mercury and Air Toxics Standards (MATS) project and miscellaneous transmission projects.

•	Income taxes decreased earnings by $0.01 per share compared to the second quarter of 2013 primarily due to the adjustment to record tax expense at the projected annual effective tax rate.

Corporate and Other

•	Corporate’s results decreased earnings by $0.02 per share compared to the second quarter of 2013 primarily due to higher income taxes.

•
Midstream’s results increased earnings by $0.01 per share compared to the second quarter of 2013 primarily due to $0.04 per share of lower taxes resulting from settlements with taxing authorities, partially offset by $0.03 per share of lower net tolling revenue and expenses, which was the result of the transfer of Coughlin to Cleco Power.

For a discussion of other transactions affecting Corporate and Other results, please refer to “Operational Earnings Adjustments” below.

Year-Over-Year Operational Diluted Earnings Per Share Reconciliation:

$1.06	Six months ended June 30, 2013, operational diluted earnings per share

0.46	Non-fuel revenue
(0.22)	Rate refund accrual
(0.33)	Other expenses, net
0.01	Interest charges
0.04	AFUDC
(0.02)	Income taxes
$(0.06)	Cleco Power results

—	Corporate and Other results

$1.00	Six months ended June 30, 2014, operational diluted earnings per share

0.03	Adjustments[1]

$1.03	Six months ended June 30, 2014, reported GAAP diluted earnings per share

1Refer to “Operational Earnings Adjustments” in this news release

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Cleco Corporation

Cleco Power

•
Non-fuel revenue increased earnings by $0.46 per share compared to the first six months of 2013 primarily due to $0.30 per share from higher sales to a new wholesale customer, colder winter weather in the first quarter of 2014, and the absence of customer refunds for construction financing costs related to Madison Unit 3. Also contributing to this increase was $0.13 per share from adjustments to Cleco Power’s formula rate plan, $0.02 per share of higher transmission revenue, and $0.01 per share of higher other miscellaneous revenue.

•
Rate refund accrual decreased earnings by $0.22 per share compared to the first six months of 2013 primarily due to provisions for estimated accruals as a result of the formula rate plan extension approved in June 2014.

•
Other expenses, net, decreased earnings by $0.33 per share compared to the first six months of 2013 primarily due to $0.18 of higher maintenance expense largely related to generating station outage expenses and the transfer of Coughlin to Cleco Power, $0.12 per share of higher depreciation and amortization expense, and $0.03 per share of higher taxes other than income taxes.

•
Interest charges increased earnings by $0.01 per share compared to the first six months of 2013 primarily due to $0.01 per share related to the retirement of senior notes, $0.01 per share related to an adjustment to customer surcredits due to a tax settlement, and $0.01 per share of other miscellaneous interest charges, partially offset by $0.01 related to GO Zone bonds and $0.01 related to uncertain tax positions.

•	AFUDC increased earnings by $0.04 per share compared to the first six months of 2013 primarily due to accruals related to the MATS project and miscellaneous transmission projects.

•
Income taxes decreased earnings by $0.02 per share compared to the first six months of 2013 primarily due to $0.01 per share for permanent tax deductions and $0.01 per share for the adjustment to record tax expense at the projected annual effective tax rate.

Corporate and Other

•
Corporate’s results decreased earnings by $0.02 per share compared to the first six months of 2013 as a result of $0.03 per share primarily due to higher income taxes, partially offset by $0.01 per share related to other miscellaneous items.

•
Midstream’s results increased earnings by $0.02 per share compared to the first six months of 2013 primarily due to $0.04 per share of lower taxes resulting from settlements with taxing authorities, partially offset by $0.02 per share of lower net tolling revenue and expenses, which was the result of the transfer of Coughlin to Cleco Power.

For a discussion of other transactions affecting Corporate and Other results, please refer to “Operational Earnings Adjustments” below.

Operational Earnings Adjustments:

Cleco’s management uses operational diluted earnings per share, which is a non-GAAP measure, to evaluate the operations of Cleco and establish goals for management and employees. Management believes this presentation is appropriate and enables investors to more accurately compare Cleco’s operational financial performance over the periods presented. Operational earnings and operational diluted earnings as presented here may not be comparable to similarly titled measures used by other companies. Operational earnings and operational diluted earnings per share should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The following table provides a reconciliation of operational diluted earnings per share to reported GAAP diluted earnings per share.

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Cleco Corporation

Reconciliation of Operational Diluted Earnings Per Share to Reported GAAP Diluted Earnings Per Share

	Diluted Earnings Per Share
	For the three months ended June 30		For the six months ended June 30
	2014	2013	2014	2013
Operational diluted earnings per share	$0.57	$0.62	$1.00	$1.06
Life insurance policies	0.01	—	0.02	0.01
Tax levelization	0.01	—	—	—
Acadia Unit 2 indemnifications	0.01	0.07	0.01	0.07
Reported GAAP diluted earnings per share applicable to common stock	$0.60	$0.69	$1.03	$1.14

Reconciling adjustments from operational diluted earnings per share to GAAP diluted earnings per share are as follows:

Life Insurance Policies

Cleco has life insurance policies covering certain members of management. These policies have a cash surrender value component that is carried as an asset and adjusted due to market changes, premium payments, or policy redemptions. Cleco is unable to predict market changes and cash surrender value amounts of these policies, and management does not consider these adjustments to be a component of operational earnings.

Tax Levelization

GAAP requires companies to apply an effective tax rate to interim periods that is consistent with the company’s estimated annual effective tax rate. As a result, on a quarterly basis, Cleco projects the annual effective tax rate and then adjusts the tax expense recorded in that quarter to reflect the projected annual effective tax rate. During the second quarter of 2014, Cleco recorded a $0.01 per share benefit from the levelization of its annual tax rate to bring the actual tax rate in line with the projected annual effective tax rate. The resulting adjustment for this item had no impact for the second quarter of 2013. The incremental adjustment for tax levelization is not related to the current quarter's operational earnings because it reflects the effect of the change in tax rates on operational earnings for the prior quarter.

Acadia Unit 2 Indemnifications

Acadia Power Partners, LLC provided limited guarantees and indemnifications to Entergy Louisiana when it acquired Acadia Unit 2 in April 2011. Acadia Power Partners, LLC and Acadia Power Holdings reduced the indemnification liability either through expiration of the contractual life or through changes in the probability of a claim arising. During the second quarters of 2014 and 2013, the contractual expiration of the underlying indemnifications increased earnings by $0.01 and $0.07 per share, respectively. The resulting adjustment for this item for the six months ended June 30, 2014 and 2013, increased earnings by $0.01 and $0.07 per share, respectively.

Cleco management will discuss the company’s second-quarter 2014 results during a conference call scheduled for 7:30 a.m. Central time (8:30 a.m. Eastern time) Thursday, July 31, 2014. The call will be webcast live on the internet. A replay will be available for 12 months. Investors may access the webcast through the company’s website at www.cleco.com by selecting “Investors” and then “Q2 2014 Cleco Corporation Earnings Conference Call.”

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Cleco Corporation

Please note: In addition to historical financial information, this news release contains forward-looking statements about future results and circumstances. There are many risks and uncertainties with respect to such forward-looking statements, including the weather and other natural phenomena, state and federal legislative and regulatory initiatives, the timing and extent of changes in commodity prices and interest rates, the operating performance of Cleco Power’s facilities, the impact of the global economic environment, and other risks and uncertainties more fully described in the company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Actual results may differ materially from those indicated in such forward-looking statements.

Cleco Corporation is a public utility holding company headquartered in Pineville, La. Cleco owns a regulated electric utility company, Cleco Power LLC, which is engaged principally in the generation, transmission, distribution and sale of electricity primarily in Louisiana. Cleco Power owns 11 generating units with a total nameplate capacity of 3,340 megawatts. Cleco Power serves approximately 284,000 customers in Louisiana through its retail business and supplies wholesale power in Louisiana and Mississippi. For more information about Cleco, visit www.cleco.com.

Analyst Contact:
Tom Miller
tom.miller@cleco.com
(318) 484-7642

Media Contact:
Robbyn Cooper
robbyn.cooper@cleco.com
(318) 484-7136

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Cleco Corporation

	For the three months ended June 30
(Unaudited)	(million kWh)			(thousands)
	2014	2013	Change	2014	2013	Change
Electric Sales
Residential	788	801	(1.6)%	$65,965	$64,815	1.8%
Commercial	636	632	0.6%	46,399	44,679	3.8%
Industrial	543	575	(5.6)%	21,105	22,061	(4.3)%
Other retail	32	33	(3.0)%	2,568	2,494	3.0%
Surcharge	—	—	—	2,845	2,054	38.5%
Other	—	—	—	—	(1,566)	100.0%
Total retail	1,999	2,041	(2.1)%	138,882	134,537	3.2%
Sales for resale	770	498	54.6%	22,683	13,299	70.6%
Unbilled	359	215	67.0%	22,663	12,195	85.8%
Total retail and wholesale customer sales	3,128	2,754	13.6%	$184,228	$160,031	15.1%

	For the six months ended June 30
(Unaudited)	(million kWh)			(thousands)
	2014	2013	Change	2014	2013	Change
Electric Sales
Residential	1,814	1,642	10.5%	$140,898	$126,515	11.4%
Commercial	1,259	1,214	3.7%	94,862	88,728	6.9%
Industrial	1,092	1,130	(3.4)%	42,931	43,186	(0.6)%
Other retail	64	65	(1.5)%	5,224	5,061	3.2%
Surcharge	—	—	—	5,280	4,291	23.0%
Other	—	—	—	—	(3,131)	100.0%
Total retail	4,229	4,051	4.4%	289,195	264,650	9.3%
Sales for resale	1,244	939	32.5%	35,268	25,577	37.9%
Unbilled	253	152	66.4%	16,949	8,007	111.7%
Total retail and wholesale customer sales	5,726	5,142	11.4%	$341,412	$298,234	14.5%

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Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Thousands, except share and per share amounts) (Unaudited)
For the three months ended June 30	2014	2013
Operating revenue
Electric operations	$316,997	$252,765
Other operations	14,568	11,531
Gross operating revenue	331,565	264,296
Electric customer credits	(22,495)	(402)
Operating revenue, net	309,070	263,894
Operating expenses
Fuel used for electric generation	56,696	72,611
Power purchased for utility customers	81,393	13,940
Other operations	29,092	31,442
Maintenance	26,245	26,310
Depreciation	37,570	34,740
Taxes other than income taxes	11,567	10,285
Gain on sale of assets	(214)	(188)
Total operating expenses	242,349	189,140
Operating income	66,721	74,754
Interest income	350	257
Allowance for other funds used during construction	2,029	413
Other income	2,495	8,165
Other expense	(369)	(1,247)
Interest charges
Interest charges, including amortization of debt expense, premium, and discount, net	20,635	21,017
Allowance for borrowed funds used during construction	(570)	(129)
Total interest charges	20,065	20,888
Income before income taxes	51,161	61,454
Federal and state income tax expense	14,528	19,422
Net income applicable to common stock	$36,633	$42,032

Average number of basic common shares outstanding	60,359,949	60,445,617
Average number of diluted common shares outstanding	60,626,135	60,713,374
Basic earnings per share
Net income applicable to common stock	$0.61	$0.70
Diluted earnings per share
Net income applicable to common stock	$0.60	$0.69
Dividends declared per share of common stock	$0.4000	$0.3625

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Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Thousands, except share and per share amounts) (Unaudited)
For the six months ended June 30	2014	2013
Operating revenue
Electric operations	$586,756	$482,191
Other operations	29,381	23,074
Gross operating revenue	616,137	505,265
Electric customer credits	(22,681)	(424)
Operating revenue, net	593,456	504,841
Operating expenses
Fuel used for electric generation	115,743	157,976
Power purchased for utility customers	134,117	18,796
Other operations	56,081	58,363
Maintenance	58,615	43,944
Depreciation	79,311	68,773
Taxes other than income taxes	25,674	22,919
(Gain) loss on sales of assets	(145)	846
Total operating expenses	469,396	371,617
Operating income	124,060	133,224
Interest income	952	457
Allowance for other funds used during construction	3,660	1,577
Other income	3,466	10,438
Other expense	(1,041)	(1,683)
Interest charges
Interest charges, including amortization of debt expense, premium, and discount, net	41,393	42,848
Allowance for borrowed funds used during construction	(1,059)	(504)
Total interest charges	40,334	42,344
Income before income taxes	90,763	101,669
Federal and state income tax expense	28,206	32,503
Net income applicable to common stock	$62,557	$69,166

Average number of basic common shares outstanding	60,424,591	60,419,588
Average number of diluted common shares outstanding	60,678,026	60,670,112
Basic earnings per share
Net income applicable to common stock	$1.04	$1.15
Diluted earnings per share
Net income applicable to common stock	$1.03	$1.14
Dividends declared per share of common stock	$0.7625	$0.7000

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Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Thousands) (Unaudited)
	At June 30, 2014	At Dec. 31, 2013
Assets
Current assets
Cash and cash equivalents	$23,237	$28,656
Accounts receivable, net	111,907	97,548
Other current assets	409,429	347,378
Total current assets	544,573	473,582
Property, plant and equipment, net	3,139,524	3,083,140
Equity investment in investees	14,540	14,540
Prepayments, deferred charges and other	619,982	644,000
Total assets	$4,318,619	$4,215,262
Liabilities
Current liabilities
Long-term debt due within one year	$17,724	$17,182
Accounts payable	169,066	110,544
Other current liabilities	148,197	115,747
Total current liabilities	334,987	243,473
Long-term liabilities and deferred credits	1,020,916	1,070,092
Long-term debt, net	1,371,465	1,315,500
Total liabilities	2,727,368	2,629,065
Shareholders’ equity
Common shareholders’ equity	1,615,739	1,612,073
Accumulated other comprehensive loss	(24,488)	(25,876)
Total shareholders’ equity	1,591,251	1,586,197
Total liabilities and shareholders’ equity	$4,318,619	$4,215,262

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